CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, par value $.01 per share	$125,000,000	$14,525

(1)
Calculated pursuant to Rule 457(o) and in accordance with Rule 457(r) under the Securities Act of 1933, as amended, or the Securities Act. Payment of the registration fee at the time of filing of the registrant’s registration statement on Form S-3, filed with the Securities and Exchange Commission on April 30, 2015 (File No. 333-203753), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act, and is paid herewith. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in such registration statement.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-203753
PROSPECTUS SUPPLEMENT
(To prospectus dated April 30, 2015)
$125,000,000
EQUITY LIFESTYLE PROPERTIES, INC.
Common Stock
This prospectus supplement relates to the offer and sale from time to time of shares of our common stock, $0.01 par value per share, having an aggregate offering price of up to $125,000,000 through RBC Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, which we refer to individually as a sales agent and together as the sales agents. These sales, if any, will be made pursuant to the terms of the equity distribution agreements between us and the sales agents.
Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “ELS.”
Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be "at the market" offerings as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on the New York Stock Exchange, the existing trading market for our common shares, or sales made to or through a market maker. From time to time during the term of the equity distribution agreements, in connection with the sales agents acting as our agents, we may deliver an issuance notice to one of the sales agents establishing a selling period and specifying with respect to the selling period the length of the selling period, the amount of shares to be sold and the minimum price per share below which sales may not be made. We will not submit more than one issuance notice relating to the sale of shares of our common stock on any given day. Upon acceptance of an issuance notice from us, and subject to the terms and conditions of the respective equity distribution agreement, if acting as agent, each sales agent agrees to use, when acting as agent, its commercially reasonable efforts consistent with its normal trading and sales practices to sell shares of our common stock on the terms set forth in such issuance notice. We or the sales agent then acting as our agent may suspend the offering of our shares at any time upon proper notice to the other, upon which the selling period will immediately terminate.
Under the terms of the equity distribution agreements, we may also sell our common shares to an I.C. sales agent, as principal for its own account, at a price to be agreed upon at the time of sale. If we sell our common shares to an I.C. sales agent, as principal, we will enter into a separate agreement with that I.C. sales agent and we will describe such agreement in a separate prospectus supplement.

We will pay each of the sales agents a commission which in each case shall not be more than 2.0% of the gross sales price of all shares sold through it as our agent under the applicable equity distribution agreement. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of shares of our common stock. We have agreed to reimburse the sales agents for certain expenses in certain circumstances.
Our amended and restated articles of incorporation contains restrictions on ownership and transfer of shares of our capital stock intended to assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes.
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement, in "Item 1.A. Risk Factors" included in our most recent Annual Report on Form 10-K and "Part II—Item 1.A." included in our most recent Quarterly Report on Form 10-Q.
Neither the Securities and Exchange Commission, or the SEC, nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
RBC Capital Markets    BofA Merrill Lynch     SunTrust Robinson Humphrey    Wells Fargo Securities
The date of this prospectus is May 4, 2015.

TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT

You should read this prospectus supplement, the accompanying prospectus and the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before you make a decision to invest in our common stock. You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the SEC. Neither we nor the sales agents are making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. Neither we nor the sales agents have authorized any other person to provide you with different or additional information. If any other person provides you with different or additional information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of its date or the date that is specified in those documents. Our business, financial condition, cash flows, liquidity, results of operations, funds from operations and prospects may have changed from any such date.

S - i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in or incorporated by reference in the accompanying prospectus, on the other hand, the information in this prospectus supplement shall control.
References in this prospectus supplement to the terms “we,” “us,” “our” and “our company” refer to all entities owned or controlled by Equity LifeStyle Properties, Inc., including MHC Operating Limited Partnership, our Operating Partnership.

S - ii

SUMMARY
This summary description of us, our business and our common stock highlights selected information contained elsewhere in this prospectus supplement or the accompanying prospectus or the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before making a decision to invest in our common stock in this offering. You should carefully read this entire prospectus supplement and the accompanying prospectus, including each of the documents incorporated by reference herein and therein, before making an investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
Company Overview
General
We were formed in December 1992 as a Maryland corporation to continue the property operations, business objectives and acquisition strategies of an entity that had owned and operated properties since 1969. We have been a public company since 1993 and have elected to be taxed as a real estate investment trust, or a REIT, for U.S. federal income tax purposes commencing with our taxable year ended December 31, 1993.
We are a fully integrated owner and operator of lifestyle-oriented properties, or Properties. We lease individual developed areas, or sites, with access to utilities for placement of factory built homes, cottages, cabins or recreational vehicles, or RVs. Customers may lease individual sites or enter right-to-use contracts providing the customer access to specific Properties for limited stays. As of March 31, 2015, the Company owned or had an ownership interest in a portfolio of 386 Properties located throughout the United States and Canada, consisting of 143,541 residential sites. These Properties are located in 32 states and British Columbia (with the number of Properties in each state or province shown parenthetically) as follows: Florida (121), California (49), Arizona (42), Texas (17), Pennsylvania (15), Washington (14), Colorado (10), North Carolina (10), Wisconsin (10), Oregon (9), Delaware (7), Indiana (7), Nevada (7), New York (7), Virginia (7), New Jersey (6), Illinois (5), Maine (5), Massachusetts (5), Idaho (4), Michigan (4), Minnesota (4), New Hampshire (3), South Carolina (3), Utah (3), Maryland (2), North Dakota (2), Ohio (2), Tennessee (2), Alabama (1), Connecticut (1), Kentucky (1), and British Columbia (1).
Properties are designed and improved for several home options of various sizes and designs that are produced off-site by third-party manufacturers, installed and set on designated sites, or Site Set, within the Properties. These homes can range from 400 to over 2,000 square feet. Properties may also have sites that can accommodate a variety of RVs. Properties generally contain centralized entrances, internal road systems and designated sites. In addition, Properties often provide a clubhouse for social activities and recreation and other amenities, which may include swimming pools, shuffleboard courts, tennis courts, pickleball, golf courses, lawn bowling, restaurants, laundry facilities and cable television service. In some cases, utilities are provided or arranged for by us; otherwise, the customer contracts for the utilities directly. Some Properties provide water and sewer service through municipal or regulated utilities, while others provide these services to customers from on-site facilities. Properties generally are designed to attract retirees, empty-nesters, vacationers and second home owners; however, certain of our Properties focus on affordable housing for families. We focus on owning properties in or near retirement and vacation destinations and large metropolitan markets.
Our operations are conducted primarily through our Operating Partnership. We contributed the proceeds from our initial public offering in 1993 and subsequent offerings to our Operating Partnership for a general partnership interest. In 2004, the general partnership interest was contributed to MHC Trust, a private REIT subsidiary owned by us. In 2013, MHC Trust was merged into our company, resulting in the general partnership interest of our Operating Partnership being directly held by us. The financial results of the Operating Partnership and our subsidiaries are consolidated in our consolidated financial statements. In addition, since certain activities, if performed by us, may not be qualifying REIT activities under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, we have formed taxable REIT subsidiaries, as defined in the Internal Revenue Code, to engage in such activities.

Principal Executive Offices and Website
Our principal executive offices are located at Two North Riverside Plaza, Suite 800, Chicago, Illinois, 60606 and our telephone number is (312) 279-1400. We maintain a website at www.equitylifestyle.com. Our reference to our website is intended to be an inactive textual reference only. Information contained on our website is not, and should not be interpreted to be, part of this prospectus supplement or the accompanying prospectus.

THE OFFERING
For a description of our common stock, see “Description of Common Stock” in the accompanying prospectus.

Common Stock Offered	Common stock par value, $.01 per share, having an aggregate offering price of up to $125,000,000.
Common stock and Operating Partnership units outstanding on May 1, 2015	84,240,728 shares of common stock and 7,221,602 operating partnership units. (1)
Use of Proceeds
We intend to use the net proceeds from any sales of shares of our common stock pursuant to this prospectus supplement for general corporate purposes, which may include the repayment of existing indebtedness, the development or acquisition of additional properties as suitable opportunities arise and the renovation, expansion and improvement of our existing Properties. See “Use of Proceeds.”

Restrictions on Ownership and Transfer
Our amended and restated articles of incorporation contains restrictions on ownership and transfer of shares of our capital stock intended to assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes. For example, our amended and restated articles of incorporation generally restricts any person from acquiring beneficial ownership, either directly or indirectly, of more than 5.0%, in value or number of shares, subject to certain adjustments, whichever is more restrictive, of our outstanding equity, as more fully described in the section entitled “Description of Common Stock” in the accompanying prospectus.

Risk Factors
See “Risk Factors” beginning on page S-4 of this prospectus supplement, in "Item 1.A. Risk Factors" included in our most recent Annual Report on Form 10-K and "Part II—Item 1.A." included in our most recent Quarterly Report on Form 10-Q.

NYSE Symbol	ELS.
__________________________
(1)    Unless expressly stated otherwise, the information set forth above and throughout this prospectus supplement excludes shares issuable pursuant to options outstanding and common stock that may be issued in the future under our incentive plans.

RISK FACTORS
An investment in our common stock involves risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the factors set forth below, as well as the risk factors discussed in "Item 1.A. Risk Factors" included in our most recent Annual Report on Form 10-K and "Part II—Item 1.A." included in our most recent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, before making a decision to invest in our common stock in this offering. If any of the risks contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus are realized, our business, financial condition, cash flows, liquidity, results of operations, funds from operations and prospects could be materially and adversely affected, the market price of our common stock could decline and you may lose all or part of your investment.
Volatility in the capital markets could materially and adversely impact us.
The capital markets may experience volatility and disruption from time to time, which could make it more difficult to borrow money or raise equity capital. Market volatility and disruption could hinder our ability to obtain new debt financing or refinance our maturing debt on favorable terms or at all. In addition, our future access to the equity markets could be limited. Any such financing or refinancing issues could materially and adversely affect us. Market turmoil and tightening of credit can also lead to an increased lack of consumer confidence and widespread reduction of business activity generally, which also could materially and adversely impact us, including our ability to acquire and dispose of assets on favorable terms or at all. Any volatility in capital markets may also have a material adverse effect on the market price of our common stock.
This offering may be dilutive.
Giving effect to the issuance of common stock in this offering, the receipt of the expected net proceeds and the use of those proceeds, we expect that this offering may have a dilutive effect on our earnings per share and funds from operations per share for the quarters and years in which we issue shares in this offering. Any amount of dilution cannot be determined at this time and will depend on numerous factors.
Additionally, we are not restricted from issuing additional securities, including common stock, securities that are convertible into or exchangeable or exercisable for common stock or preferred stock or any substantially similar securities in the future. Future issuances or sales of substantial amounts of our common stock may be at prices below the offering price of the common stock offered by this prospectus supplement and may result in further dilution in our earnings per share and funds from operations per share and/or adversely impact the market price of our common stock.
Future sales or issuances of our common stock, or securities that rank senior to our common stock, may cause the market price of our common stock to decline.
The sale of substantial amounts of our common stock, whether directly by us or in the secondary market, the perception that such sales could occur or the availability for future sales of shares of our common stock or securities convertible into or exchangeable or exercisable for our common stock could materially and adversely affect the market price of our common stock and our ability to raise capital through future offerings of equity or equity-related securities. We are not required to offer any such shares to existing stockholders on a preemptive basis. Therefore, it may not be possible for existing stockholders to participate in such future share issuances, which may dilute the existing stockholders’ interests in us.
In addition, we may issue capital stock that is senior to our common stock in the future for a number of reasons, including to finance our operations and business strategy, to adjust our ratio of debt to equity, to satisfy obligations upon the exchange of units of our Operating Partnership or the exercise of options or for other reasons.
We cannot predict whether future sales or issuances of shares of our common stock, including sales pursuant to the equity distribution agreements, securities that rank senior to our common stock, or the availability of shares for resale in the open market will decrease the market price per share of our common stock.

The market price of our common stock may fluctuate significantly.
The stock markets, including the NYSE, on which we list our common stock, have experienced significant price and volume fluctuations. As a result, the market price of our common stock could be subject to similar volatility, and investors in our common stock may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. The market price of our common stock may fluctuate significantly in response to many factors, including, but not limited to:

•	our operating performance and the performance of other similar companies;

•	actual or anticipated variations in our operating results, funds from operations, cash flows or liquidity;

•	changes in our earnings or funds from operations estimates or those of analysts and any failure to meet such estimates;

•	changes in our dividend policy;

•	publication of research reports about us or the real estate industry generally;

•	increases in market interest rates that lead purchasers of our common stock to demand a higher dividend yield;

•	changes in market valuations of similar companies;

•
adverse market reaction to the amount of our outstanding debt at any time, the amount of our maturing debt in the near-and medium-term and our ability to refinance such debt and the terms thereof, or our plans to incur additional debt in the future;

•	additions or departures of key management personnel, including our ability to find desired replacements;

•
actual or expected strategic decisions by us or our competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments or actual or expected changes in business strategy;

•	the passage of legislation or other regulatory developments that adversely affect us or our industry;

•	actions by our stockholders;

•	speculation in the press or investment community;

•	changes in accounting principle;

•	terrorist attacks;

•	the realization of any of the other risk factors included or incorporated by reference in this prospectus supplement and the accompanying prospectus; and

•	general market and economic conditions, including factors unrelated to our performance.
In the past, securities class action litigation has often been instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources. Many of the factors listed above are beyond our control. Those factors may cause the market price of our common stock to decline significantly, regardless of our financial performance and condition and prospects. It is impossible to provide any assurance that the market price of our common stock will not fall in the future, and it may be difficult for holders to resell shares of our common stock at prices they find attractive, or at all.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and the documents that are incorporated by reference herein and therein contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of the recent acquisitions on us. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•
our ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and our success in acquiring new customers at our Properties (including those that we may acquire);

•	our ability to maintain historical or increase future rental rates and occupancy with respect to Properties currently owned or that we may acquire;

•	our ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	our assumptions about rental and home sales markets;

•	our ability to manage counterparty risk;

•
in the age-qualified Properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•
results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	effective integration of the recent acquisitions and our estimates regarding the future performance of the recent acquisitions;

•	the completion of future transactions in their entirety, if any, and timing and effective integration with respect thereto;

•	unanticipated costs or unforeseen liabilities associated with the recent acquisitions;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the Properties under the Codification Topic "Revenue Recognition;";

•
the outcome of pending or future lawsuits filed against us by tenant groups seeking to limit rent increases and/or seeking large damage awards for our alleged failure to properly maintain certain Properties or other tenant related matters, such as the case currently pending in the California Court of Appeal, Sixth Appellate District, Case No. H041913, involving our California Hawaiian manufactured home property, including any further proceedings on appeal or in the trial court; and

•	other risks indicated from time to time in our filings with the SEC.
These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

USE OF PROCEEDS
We intend to use the net proceeds from any sales of shares of our common stock pursuant to this prospectus supplement for general corporate purposes, which may include the repayment of existing indebtedness, the development or acquisition of additional properties as suitable opportunities arise and the renovation, expansion and improvement of our existing Properties.

PLAN OF DISTRIBUTION
We have entered into separate equity distribution agreements, each dated as of May 4, 2015, with each of RBC Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith, Inc., Sun Trust Robinson Humphrey, Inc., and Wells Fargo Securities, LLC, or the sales agents under which we may from time to time offer and sell common stock having an aggregate offering price of up to $125,000,000. Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” offerings, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange.
Upon its acceptance of written instructions from us, each sales agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to solicit offers to purchase our common stock under the terms and subject to the conditions set forth in the applicable equity distribution agreement. We will instruct each sales agent as to the amount of common stock to be sold by it. We may instruct the sales agents not to sell common stock if the sales cannot be effected at or above the price designated by us in any instruction. We or the sales agents may suspend the offering of common stock upon proper notice and subject to other conditions.
The relevant sales agent will provide written confirmation to us no later than the opening of the trading day on the NYSE on the day following the trading day in which shares of our common stock were sold under the equity distribution agreement. Each confirmation will include the number of shares sold on the preceding day, the net proceeds to us and the compensation payable by us to the sales agent in connection with the sales.
We will pay each sales agent commissions for its services in acting as agent and/or principal in the sale of common stock. The sales agents will be entitled to compensation that will not exceed 2.0% of the gross sales price of all common stock sold through them from time to time under the equity distribution agreements. We estimate that the total expenses for the offering, excluding compensation payable to the sales agents under the terms of the equity distribution agreements, will be approximately $250,000.
Settlement for sales of common stock will occur on the third trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the sales agents in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will report at least quarterly the number of shares of common stock sold through the sales agents under the equity distribution agreements, the net proceeds to us and the compensation paid by us to the sales agents in connection with the sales of common stock.
The sales agents and their affiliates have provided, and may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for us from time to time for which they have received, and may in the future receive, customary fees and expenses. Affiliates of RBC Capital Markets, LLC and SunTrust Robinson Humphrey, Inc. are lenders, an affiliate of Wells Fargo Securities, LLC is a lender and administrative agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated is a lender and syndication agent, under one or more of our credit facilities. Such affiliates of the sales agents will receive a pro rata portion of any net proceeds from this offering used to reduce amounts that may be outstanding from time to time under such loans.
Some of the sales agents and their respective affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the sales agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The sales agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In connection with the sale of common stock on our behalf, the sales agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the sales agents may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the sales agents against specified liabilities, including liabilities under the Securities Act, or to contribute to payments that the sales agents may be required to make because of those liabilities.
The offering of shares of our common stock pursuant to the equity distribution agreements will terminate upon the earlier of (i) the sale of shares of our common stock with an aggregate gross sales price of $125 million, or (ii) termination of the equity distribution agreements in accordance with their terms.

LEGAL MATTERS
The validity of the shares of common stock offered by this prospectus supplement and certain federal income tax matters will be passed upon for us by Clifford Chance US LLP. Sidley Austin LLP, New York, New York will act as counsel to the sales agents.

EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of our internal control over financial reporting as of December 31, 2014, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. We maintain a website at www.equitylifestyle.com. Our reference to our website is intended to be an inactive textual reference only. Information contained on our website is not, and should not be interpreted to be, a part of this prospectus supplement or the accompanying prospectus. Our securities are listed on the NYSE and all such material filed by us with the NYSE also can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.
We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement and the accompanying prospectus is a part, under the Securities Act with respect to the common stock offered hereby. This prospectus supplement and the accompanying prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information concerning us and the common stock, reference is made to the accompanying prospectus and the information incorporated by reference herein. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document are not necessarily complete, and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that we have previously filed with the SEC (File No. 333-203753). These documents contain important information about us, our business and our finances.

Document	Period
Annual Report on Form 10-K	Year ended December 31, 2014
Quarterly Report on Form 10-Q	Quarterly Period ended March 31, 2015
Document	Filed
Current Reports on Form 8-K	January 20, 2015
January 27, 2015 (with respect to Item 5.02 only)
February 18, 2015
March 13, 2015
March 26, 2015
Document	Filed
Definitive Proxy Statement on Schedule 14A	March 25, 2015
All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement but before the end of any offering of securities made under this prospectus supplement will also be considered to be incorporated by reference into this prospectus supplement and the accompanying prospectus.
If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated herein by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to Equity LifeStyle Properties, Inc., Attention: Investor Relations, Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606, telephone number: 1-800-247-5279, email: investor_relations@.equitylifestyle.com.

$125,000,000
EQUITY LIFESTYLE PROPERTIES, INC.
Common Stock
PROSPECTUS SUPPLEMENT
RBC Capital Markets
BofA Merrill Lynch
SunTrust Robinson Humphrey
Wells Fargo Securities
May 4, 2015